As filed with the Securities and Exchange Commission on November 10, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Controladora Vuela Compañía de Aviación, S.A.B . de C.V.

(Exact name of registrant as specified in its charter)

Volaris Aviation Holding Company
(Translation of Registrant’s name into English)

United Mexican States	4512	None
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Av. Antonio Dovalí Jaime No. 70, 13 Floor, Tower B

Colonia Zedec Santa Fe

United Mexican States, D.F. 01210

+52-55-5261-6400

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue NW, Suite 430

Washington, DC 20005

1-800-927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Antonia E. Stolper, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Telephone:  (212) 848-5009
Facsimile:  (646) 848-5009

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-207877.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee(4)
Ordinary Participation Certificates (Certificados de Participación Ordinarios) (“CPOs”) (1)	U.S.$2,376,000	U.S.$239.26
Series A shares of common stock, no par value (5)	—	—

(1)

American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the CPOs registered hereby have been registered under a separate registration statement on Form F-6. Each such American Depositary Share represents ten CPOs and each CPO represents a financial interest in one share of the Registrant’s Series A common stock, no par value.

(2)	Based on the public offering price of U.S.$16.00 per American Depositary Share.
(3)	Includes CPOs which the underwriters may purchase to cover over-allotments, if any.
(4)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The Registrant previously registered an aggregate offering price of U.S.$171,864,000 on the Registrant’s registration statement on Form F-3ASR (File No. 333-207877), which became effective upon filing on November 9, 2015, for which a filing fee of U.S.$17,306.70 was paid.

(5)	The Series A shares of common stock comprise the CPOs registered hereby and are not being offered hereby.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFRENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional shares of the Registrant’s Ordinary Participation Certificates (Certificados de Participación Ordinarios) (“CPOs”). This registration statement relates to the Registrant’s prior registration statement on registration statement on Form F-3ASR (File No. 333-207877), (together with its exhibits the “Prior Registration Statement”), which became effective upon filing on November 9, 2015.  The Prior Registration Statement is incorporated by reference herein.

The Registrant hereby certifies to the Commission that (i) it will pay the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on November 12, 2015), (ii) it will not revoke such instructions, (iii) there are sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions no later than November 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Mexico City, Mexico, on November 10, 2015.

Controladora Vuela Compañía de Aviación, S.A.B. de C.V

By:	/s/ Jaime Pous
Name:	Jaime Pous
Title:	General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chief Executive Officer	November 10, 2015
Name: Enrique Javier Beltranena Mejicano	(Principal Executive Officer)

*	Chief Financial Officer	November 10, 2015
Name: Fernando Suárez Gerard	(Principal Financial Officer and Principal Accounting Officer)

*	Corporate Controller Director	November 10, 2015
Name: Carlos Alberto González López

*	Director and Chairman of the Board	November 10, 2015
Name: Alfonso González Migoya

*	Director	November 10, 2015
Name: Carlos Miguel Mendoza Valencia

*	Director	November 10, 2015
Name: Brian H. Franke

*	Director	November 10, 2015
Name: William A. Franke

*	Director	November 10, 2015
Name: Harry F. Krensky

*	Director	November 10, 2015
Name: Roberto José Kriete Ávila

*	Director	November 10, 2015
Name: Rodolfo Montemayor Garza

*	Director	November 10, 2015
Name: Jorge Antonio Vargas Diez Barroso

*	Director	November 10 2015
Name: José Luis Fernández Fernández

*	Director	November 10, 2015
Name: Joaquín Alberto Palomo Déneke

*	Director	November 10, 2015
Name: John A. Slowik

*By:	/S/ JAIME POUS
Jaime Pous
Attorney-in-Fact
Pursuant to Power of Attorney

*By:	/S/ FERNANDO SUÁREZ
Fernando Suárez
Attorney-in-Fact
Pursuant to Power of Attorney

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF VOLARIS

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Controladora Vuela Compañía de Aviación, S.A.B. de C.V, has signed this registration statement in the City of Newark, State of Delaware on November 10, 2015.

Signatures		Title

/s/ Donald J. Puglisi		Authorized U.S. Representative
Name:	Donald J. Puglisi
Title:	Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits
1.1+	Form of Underwriting Agreement.
4.1*	Specimen certificate representing certificate for Series A share (English translation) (incorporated by reference to Exhibit 4.1 to our Form F-1 filed on June 20, 2013).
4.2*	Specimen certificate representing a Certificado de Participación Ordinario (English translation) (incorporated by reference to Exhibit 4.2 to our Form F-1 filed on June 20, 2013).
4.3*

Form of CPO Trust Agreement, between the Registrant and Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo (English translation) (incorporated by reference to Exhibit 4.3 to our Form F-1 filed on June 20, 2013).

4.4*

Form of CPO Deed, among Nacional Financiera, Sociedad Nacional de Crédito, Institucíon de Banca de Desarrollo, Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero and Comisíon Nacional Bancaria y de Valores (English translation) (incorporated by reference to Exhibit 4.4 to our Form F-1 filed on June 20, 2013).

4.5*

Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the Holders from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipts (incorporated by reference to Exhibit 4.5 to our Form F-1 filed on June 20, 2013).

4.6*	Form of American Depositary Receipt (included in Exhibit 4.5) (incorporated by reference to Exhibit 4.6 to our Form F-1 filed on June 20, 2013).
4.7*	Form of Registration Rights Agreement among the Registrant and the shareholders named therein (incorporated by reference to Exhibit 4.7 to our Form F-1 filed on June 20, 2013).
5.1*	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant, as to the legality of the Series A shares and CPOs.
23.1	Consent of Mancera S.C. (a member practice of Ernst & Young Global Limited).
23.2*	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page of prior Registration Statement (File No. 333-207877) incorporated by reference herein).

* Previously filed.

+ To be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference.